UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2009

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Company's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2009, Hancock Fabrics, Inc. (the “Company”) engaged Ms. Susan Zewicke, 47, to serve as the Company’s Senior Vice President, Store Operations.  Ms. Zewicke brings nearly 25 years of operations management experience, most recently as President of Devyn Larkham Associates, a retail consulting firm.  Prior to that, Ms. Zewicke served in several roles at Borders Group, Inc., most recently as Vice President, Borders U.S. Operations, where she oversaw store support services for almost 2000 stores and seasonal locations.  Ms. Zewicke has also held several retail management positions with The Limited, Inc. and Burdines.

In connection with Ms. Zewicke’s employment, the Company entered into an employment letter (the “Letter”) with Ms. Zewicke.  Pursuant to the terms of the Letter, Ms. Zewicke (i) will be paid a base salary of $190,000, (ii) pending approval by the Company’s Directors, will be granted a restricted stock award of 25,000 shares of the Company’s common stock (“Shares”), vesting 20% annually, (iii) pending approval by the Company’s Directors, will be granted options to purchase 50,000 Shares, vesting over 4 years, (iv) pending approval by the Company’s Directors, will participate in the Company’s Long Term Incentive Plan, which provides options to purchase Shares depending on the achievement of target performance goals, (v) will participate in the Company’s Short Term Incentive Plan, which provides a bonus range of 30% to 80% of base salary, depending on the achievement of certain corporate and personal goals, and (vi) will be entitled to such other welfare and benefit plans as are generally accorded to employees and officers of the Company.  As an inducement to join the Company, Ms. Zewicke was paid a $10,000 signing bonus.

The summary of the Letter is qualified by reference to the full text of the Letter, which is filed as Exhibit 10.1 to this Current Report on form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Employment Letter for Susan Zewicke

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By:	/s/ Robert W. Driskell
Name: Robert W. Driskell
Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 5, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Letter for Susan Zewicke